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                                                                Exhibit 2.5

                                 FIRST AMENDMENT
                                       TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        CORPORATE OFFICE PROPERTIES, L.P.

         THIS AMENDMENT (the "Amendment") to the Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the "Partnership") is made and entered into as of September 28, 1998, by and among the undersigned parties.

                                    Recitals

         A. The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") and governed by that certain Amended and Restated Limited Partnership Agreement dated as of March 16, 1998 (the "Partnership Agreement").

         B. The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the "General Partner").

         C. The General Partner and the Partnership have entered into that certain Contribution Agreement and Service Company Asset Contribution Agreement (the "Constellation Agreements") with Constellation Real Estate Group, Inc. ("CREG") and certain partnerships and other entities affiliated with CREG (collectively, "Constellation"), pursuant to which Constellation will contribute certain real property, partnership and membership interests in certain entities which hold real property or mortgages secured by real property and certain other assets (the "Constellation Assets") to or for the benefit of the General Partner, subject to certain liabilities, in exchange for the issuance by the General Partner of approximately 6,928,000 Common Shares of Beneficial Interest in the General Partner ("REIT Shares") and approximately 969,900 Series A Convertible Preferred Shares of Beneficial Interest in the General Partner ("Series A Preferred REIT Shares").

         D. As required under Sections 4.2(B) and (C) of the Partnership Agreement, the General Partner intends to transfer the Constellation Assets (or cause them to be transferred) to or for the benefit of the Partnership in exchange for additional Partnership Interests in the Partnership having designations, rights and preferences substantially similar to the economic rights of the holders of the REIT Shares and Series A Preferred REIT Shares issued by the General Partner in exchange for the Constellation Assets.

         E. The parties desire to amend the Partnership Agreement to provide for the contribution of the Constellation Assets by the General Partner to the Partnership in exchange for additional Partnership Interests in the Partnership in accordance with


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Section 4.2(B) of the Partnership Agreement, and for such other matters as set forth below. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Partnership Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the parties hereto, intending to be legally bound hereby, hereby amend the Partnership Agreement as follows, effective as of the date set forth above:

         1. The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

         2. Section 1.1 of the Partnership Agreement is amended by amending and restating the terms "Partnership Unit," "Preferred Limited Partner," "Preferred Unit" and "Priority Return Amount" in their entirety and by adding the following additional defined terms:

               "Initial Limited Partners: Those Persons initially admitted to the Partnership as Limited Partners in connection with the contribution of property to the Partnership in accordance with the Formation Agreement and the other Contribution Agreements.

               Initial Preferred Unit: One of the Preferred Units previously issued or to be issued after the date hereof to the Initial Limited Partners of the Partnership in connection with the contribution of the Contributed Property in accordance with the Contribution Agreements, and any other Preferred Unit issued after the date hereof with the same rights and preferences.

               Partnership Unit: A fractional, undivided share of the Partnership Interests (other than Partnership Interests represented by Preferred Units) of all the Partners heretofore or hereafter admitted to the Partnership pursuant to Section
               4.1 or 4.2 hereof.

               Preferred Limited Partner: Those Persons listed as such on
               Exhibit 1 attached hereto and made a part hereof, as such
               Exhibit 1 may be amended from time to time, in their capacity as limited partners in the Partnership holding Preferred Units, including any Person who becomes a Substituted Preferred Limited Partner or an Additional Preferred Limited Partner in accordance with the terms of this Agreement and including the General Partner, but only in its capacity as the holder of Preferred Units.

               Preferred Unit: A portion of the Partnership Interest held by a Limited Partner or the General Partner that represents a unit of preferred interest in the Partnership, including an Initial Preferred Unit, a Series A Preferred Unit and a unit of any other class or series of preferred interest in the


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               Partnership that may be issued to a Partner in the future in accordance with Section 4.2(A) or (B).

               Priority Return Amount: For each Distribution Period, an amount equal to (i) for each Partner holding Initial Preferred Units, 1.625% times the number of Initial Preferred Units held by such Partner times $25.00, (ii) for each Partner holding Series A Preferred Units, 1.375% times the number of Series A Preferred Units held by such Partner times $25.00 and (iii) for each Partner holding a class of Preferred Units issued after the date hereof, such amount as determined by the General Partner in accordance with Section 4.2(A) or (B), whichever is applicable. For all purposes of this Agreement, the holders of Initial Preferred Units, the Series A Preferred Units and any future classes or series of Preferred Units shall be entitled to allocations and distributions with respect to Priority Return Amounts on a pari passu basis. In the case of any Preferred Units issued during a Distribution Period, the Priority Return Amount attributable to such Preferred Units for such Distribution Period shall be pro rated to reflect the portion of such Distribution Period during which such Preferred Units were outstanding.

               Series A Preferred Unit: One of the Preferred Units to be issued to the General Partner in connection with the contribution of the Constellation Assets to the Partnership by the General Partner, and any other Preferred Unit issued after the date hereof with the same rights and preferences."

         3. (a) Upon acquisition of the Constellation Assets from Constellation under the Constellation Agreements, the General Partner shall contribute the Constellation Assets to the Partnership, provided that certain Constellation Assets may, at the direction of the General Partner, be conveyed directly to the Partnership or to one or more limited liability companies owned and controlled by the Partnership. The Constellation Assets shall be accepted subject to existing liabilities, as the same may be modified by the General Partner and/or the Partnership.

               (b) Upon the contribution of the Constellation Assets to the Partnership by the General Partner, and in accordance with Section 4.2(B) of the Partnership Agreement, the Partnership shall issue to the General Partner (i) a number of Partnership Units equal to the number of REIT Shares issued by the General Partner to Constellation under the Constellation Agreements and (ii) a number of Series A Preferred Units equal to the number of Series A Preferred REIT Shares issued by the General Partner to Constellation under the Constellation Agreements.

               (c) For purposes of the Partnership Agreement, including the maintenance of Capital Accounts, the General Partner shall be treated as making a Capital Contribution equal the sum of (i) $10.50 times the number of Partnership Units issued to the General Partner, plus (ii) $25.00 times the number of Series A Preferred Units issued


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to the General Partner. For purposes of the Partnership Agreement, the initial Agreed Value of the Constellation Assets shall equal the sum of the foregoing Capital Contribution made by the General Partner plus the aggregate amount of liabilities assumed by the Partnership in connection with such contribution or to which the Constellation Assets are subject.

               (d) The General Partner shall amend Exhibit 1 to the Partnership Agreement to reflect the issuance of additional Partnership Units and Series A Preferred Units to the General Partner, and shall also amend
Exhibit 1 to reflect the different classes of Preferred Stock held by the respective Partners.

         4. (a) That portion of the Constellation Assets acquired by the General Partner from Constellation under that certain Service Company Asset Contribution Agreement (the "Service Assets") shall, immediately following their contribution to the Partnership by the General Partner, be contributed by the Partnership to Corporate Office Management, Inc., a Maryland corporation ("COMI"), in exchange for cash of $24,750 (or such other amount as determined by the General Partner), one or more promissory notes in the aggregate principal amount of $2,005,000, 10 shares of Class A Voting Stock of COMI and 18,800 shares of Class B Non-Voting Common Stock of COMI.

               (b) The Constellation Assets other than the Service Assets may be held directly by the Partnership, or through such partnerships, limited liability companies or other entities owned and controlled by the Partnership as the General Partner may determine.

         5. Section 5.2(C) of the Partnership Agreement is amended to add the following paragraph thereto:

               "(9) In the event that during any taxable year any Preferred Units are converted, pursuant to Section 9.8(A), into Partnership Units prior to a distribution having been made under Section 5.3(A) of an unpaid Priority Return Amount with respect to such Preferred Units, there shall be allocated to the Partner who held such converted Preferred Units items of loss and deduction in an amount equal to the excess of (a) allocations previously made with respect to such converted Preferred Units pursuant to Section 5.2(A)(5) over (b) the Priority Return Amount previously distributed or remaining to distributed with respect to such converted Preferred Units pursuant to Sections 5.3(A), 9.8(A) and 9.8(B)."

         6. Section 5.3(A)(2) of the Partnership Agreement is amended and restated to read as follows:

               "(2) Second, there shall be distributed with respect to each Partnership Unit an amount equal on a per Unit basis to the amount distributed (other than in REIT Shares) by the General Partner on its common shares during


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               the Fiscal Year (other than a liquidating distribution),
               except that (i) the first distribution paid to a Limited Partner with respect to newly issued Partnership Units shall be pro rated to reflect the actual portion of the Distribution Period for which the distribution is being paid during which such Partnership Units were outstanding, and (ii) the first distribution made to the General Partner with respect to Partnership Units newly issued to the General Partner pursuant to Section 4.2(B) hereof shall be pro rated to the same extent (if any) by which the first dividends payable on the REIT Shares newly issued by the General Partner are subject to proration. To the extent practicable, distributions under this paragraph shall be made at the same time as the dividend distributions made by the General Partner on its REIT Shares."

         7. Section 9.8(A) of the Partnership Agreement is amended and restated to read as follows:

               "(A) (1) Each Limited Partner holding Preferred Shares shall have the right, at any time or from time to time, to convert on or after October 1, 1999 some or all of its Preferred Units into Partnership Units, effective upon January 1, April 1, July 1 or October 1 of any year, by providing the General Partner with a Conversion Notice not less than 30 days prior to the effective date of such conversion. Upon the effective date of any such conversion, the Preferred Units which are the subject of such conversion shall be converted, without necessity of any further action by the General Partner, into that number of Partnership Units the Limited Partner is entitled to receive on such conversion plus an amount of cash equal to the accrued Priority Return Amount in respect of such Preferred Units.

                        (2) In the case of Initial Preferred Units, each
               Initial Preferred Unit may be converted into Partnership Units on the basis of 3.5714 Partnership Units for each Initial Preferred Unit being converted.

                        (3) Other classes of Preferred Units, if any, issued
               to Limited Partners after the date hereof shall be convertible into Partnership Units on such terms as may be agreed by the Partnership and the holder of such Preferred Units, and the right to convert such Preferred Units shall be subject to such further restrictions and limitations as may be agreed upon.

                        (4) At such time as any Series A Preferred REIT
               Shares issued by the General Partner are converted into REIT Shares by the holder thereof, an equal number of Series A Preferred Units held by the General Partner shall automatically be converted into a number of Partnership Units equal to the number of REIT Shares issued by the General Partner upon the conversion of such Series A Preferred REIT Shares.


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                        (5) In any case in which the conversion into
               Partnership Units under this Section 9.8(A) would result in the issuance of a fractional Partnership Unit, the General Partner shall pay the converting Partner cash in lieu of issuance of a fractional Partnership Unit, with the value of such fractional interest being determined by reference to the Unit Value applicable on the date of conversion.

         8. Section 9.8(B) of the Partnership Agreement is amended to add the following sentence at the end thereof:

               "Notwithstanding anything to the contrary in this Section 9.8(B) or Section 5.3(A)(1) hereof, in any case in which there is an unpaid Priority Return Amount with respect to a Series A Preferred Unit that is converted pursuant to Section 9.3(A) hereof, the converting Partner shall be entitled to distributions (and allocations) under Article V and Section
               10.2 of this Agreement to the same extent and in the same amount as the holder of the Series A Preferred REIT Shares with respect to which such Series A Preferred Units are being converted is entitled to receive dividends from the General Partner upon the conversion of such Series A Preferred REIT Shares."

         9.    Clause (iii) of Section 11.1(B) of the Partnership
Agreement, relating to amendments that may be made to the Partnership Agreement without the consent of any Limited Partner, shall be amended and restated as follows:

               "(iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement (including the issuance of Partnership Units and Preferred Units to a Partner (including the General Partner) in accordance with the requirements of Section 4.2(A) or (B) hereof, and the designation of the preferences and rights of any such Preferred Units),"




               (Remainder of Page Intentionally Left Blank)

         10. This Amendment may be executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one amendment, and shall be binding and effective when a counterpart of this Amendment has been executed by the General Partner and that number of Limited Partners whose consent is required to this Amendment under Section 11.1 of the Partnership Agreement.

               IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.


GENERAL PARTNER:

CORPORATE OFFICE PROPERTIES TRUST

By:
   -----------------------------------------


LIMITED PARTNERS:

SHIDLER EQUITIES, L.P.

By:  SHIDLER EQUITIES CORP.

By:
   -----------------------------------------
      Name:
      Title:



--------------------------------------------
Jay H. Shidler

LBCW LIMITED PARTNERSHIP


By: /s/ Clay W. Hamlin, III
   -----------------------------------------
   Clay W. Hamlin, III, General Partner

CHLB PARTNERSHIP


By: /s/ Clay W. Hamlin, III
   -----------------------------------------
   Clay W. Hamlin, III, General Partner

/s/ Clay W. Hamlin, III
--------------------------------------------
Clay W. Hamlin, III

LGR INVESTMENT FUND, LTD.


By:
   -----------------------------------------
   Name:



--------------------------------------------
Robert L. Denton



--------------------------------------------
John E. de B. Blockey, Trustee of the
    John E. de B. Blockey Living Trust
    dated 9/12/88



--------------------------------------------
Henry D. Bullock



--------------------------------------------
Frederick K. Ito


/s/ James K. Davis
--------------------------------------------
James K. Davis


/s/ Denise J. Liszewski
--------------------------------------------
Denise J. Liszewski



--------------------------------------------
Samuel Tang


/s/ David P. Hartsfield
--------------------------------------------
David P. Hartsfield

/s/ Lawrence J. Taff
--------------------------------------------
Lawrence J. Taff


/s/ Kimberly F. Aquino
--------------------------------------------
Kimberly F. Aquino

TIGER SOUTH BRUNSWICK, L.L.C.



By:
   -----------------------------------------
    Name:
    Title:

WESTBROOK REAL ESTATE FUND T, L.P.

By:  WESTBROOK REAL ESTATE PARTNERS
       MANAGEMENT T., L.L.C.



By:
   -----------------------------------------
    Name:
    Title:

WESTBROOK REAL ESTATE CO. INVESTMENT
  PARTNERSHIP T., L.P.

By:  WESTBROOK REAL ESTATE PARTNERS
       MANAGEMENT I, L.L.C.



By:
   ------------------------------------------
    Name:
    Title:


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